Exhibit 99.1

Adial Pharmaceuticals Reports 2026 First Quarter Financial Results and Provides Business Update

Glen Allen, VA – May 11, 2026 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today provided a business update and reported its financial results for the 2026 first quarter ended March 31, 2026.

“We are very encouraged by the continued progress we have made in early 2026 to advance AD04 toward late-stage development, particularly in light of several important regulatory and strategic developments that we believe meaningfully strengthen our path forward,” said Cary Claiborne, Chief Executive Officer of Adial. “Most notably, recent Food and Drug Administration (FDA) policy discussions indicating that, in certain scientifically justified cases, approval may be supported by one adequate and well-controlled study together with confirmatory evidence, rather than the traditional requirement of two independent pivotal trials, represents an increased emphasis on the FDA’s existing flexibility in the development landscape. Given that Phase 3 trials are the most capital-intensive stage of development, this evolving framework could substantially reduce costs, improve capital efficiency, and accelerate our potential timeline to NDA submission.”

“At the same time, we are seeing growing bipartisan support and regulatory momentum toward more patient-centered clinical trial endpoints in Alcohol Use Disorder (AUD), including measures such as reductions in heavy drinking, cravings, and overall disease severity, where such measures reflect clinically meaningful improvement for patients, rather than strict abstinence alone. This shift is further reinforced by recent Congressional action, including the introduction of bipartisan legislation aimed at expanding access to emerging therapies for veterans suffering from AUD, which supports investigational treatments aligned with the government’s updated definition of recovery, including non-abstinence-based approaches and harm reduction outcomes. These developments are highly aligned with the clinical profile and intended real-world benefit of AD04, and we believe they further validate our approach to developing a differentiated, precision medicine treatment for AUD.”

“From a strategic standpoint, we were also pleased to establish a collaboration framework with Molteni Farmaceutici, which represents an important first step toward building a commercial pathway for AD04 in Europe, subject to the execution of a definitive agreement. Molteni’s deep expertise in addiction therapeutics and established infrastructure across European markets make them a strong potential partner as we look to expand AD04’s global reach. In parallel, we continue to strengthen our intellectual property position, including the publication of our international patent application, which, if granted, is expected to extend protection for AD04 through at least 2045, further reinforcing the long-term value of our platform.”

“Taken together, these regulatory developments, policy tailwinds, strategic partnerships, and IP advancements position us to advance AD04 with increasing clarity, efficiency, and confidence if we are able to obtain sufficient funding or a strategic partner. We are actively pursuing financing through various potential sources and other strategic plans and strategic alternatives. We believe we have built a strong foundation not only for a successful Phase 3 program, but ultimately for delivering a meaningful, genetically targeted treatment option to patients suffering from Alcohol Use Disorder.”

First Quarter 2026 Financial Results

●	Cash and cash equivalents were $4.6 million as of March 31, 2026, compared to $5.9 million as of December 31, 2025. The Company believes that its existing cash and cash equivalents will fund its operating expenses into the second half of 2026 based on currently committed development plans.

●	Research and development expenses decreased by approximately $314 thousand (42%) to $433 thousand during the three months ended March 31, 2026, compared to $747 thousand for the three months ended March 31, 2025. The decrease was mainly due to decreased CMC and no new data analytics activity in the three months ended March 31, 2026 as compared to the same period in 2025.

●	General and administrative expenses increased by approximately $49 thousand (3%) to $1.6 million during the three months ended March 31, 2026 compared to $1.5 million for the three months ended March 31, 2025. The increase was mainly due to an increase in business development costs incurred in the three months ended March 31, 2026 as compared to the same period in 2025.

●	Net Loss was $2.0 million for the three months ended March 31, 2026, compared to a net loss of $2.2 million for the three months ended March 31, 2025. The decrease in net loss was primarily driven by lower R&D spending and a milestone gain of approximately $150 thousand that was recognized in the three months ended March 31, 2025 which did not occur during the three months ended March 31, 2026.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions and related disorders. The Company’s lead investigational product candidate, AD04, is being developed as a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients. Adial is currently planning to conduct a new Phase 3 clinical trial program for the treatment of AUD in subjects with certain target genotypes identified using the Company’s proprietary diagnostic genetic test, pending availability of adequate funds. The Company’s recent ONWARD Phase 3 clinical trial showed promising results in reducing drinking in heavy drinking patients, with no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding advancing AD04 toward late-stage development; regulatory and strategic developments strengthening the Company’s path forward; the evolving framework of the FDA substantially reducing costs, improving capital efficiency and accelerating the Company’s potential timeline to NDA submission; regulatory developments related to AUD validating the Company’s approach to developing a differentiated, precision medicine treatment for AUD; the Company building a commercial pathway for AD04 in Europe, including by entering into a final definitive agreement to establish a partnership with Molteni covering the commercialization of AD04 in Europe; expanding AD04’s global reach; patent protection for AD04 being extended through at least 2045, further reinforcing the long-term value of its platform; regulatory developments, policy tailwinds, strategic partnerships, and IP advancements positioning the Company to advance AD04 with increasing clarity, efficiency, and confidence if it is able to obtain sufficient funding or a strategic partner; actively pursuing financing through various potential sources and other strategic plans and strategic alternatives; the Company having buillt a strong foundation not only for a successful Phase 3 program, but ultimately for delivering a meaningful, genetically targeted treatment option to patients suffering from AUD; and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect the Company’s current views, and they involve certain risks and uncertainties, including, among others, the Company’s ability to pursue its regulatory strategy; the Company’s ability to commence its planned Phase 3 clinical trial; the Company’s ability to advance ongoing partnering discussions, including finalizing and entering into a definitive agreement regarding the planned partnership with Molteni; the Company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements; the Company’s ability to develop strategic partnership opportunities and maintain collaborations; the Company’s ability to obtain or maintain the capital or grants necessary to fund its research and development activities; the Company’s ability to complete clinical trials on time and achieve desired results and benefits as expected; regulatory limitations relating to the Company’s ability to promote or commercialize its product candidates for specific indications; acceptance of the Company’s product candidates in the marketplace and the successful development, marketing or sale of its products; the Company’s ability to maintain its license agreements; the continued maintenance and growth of the Company’s patent estate and its ability to retain its key employees or maintain the Company’s Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Adial undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: ADIL@crescendo-ir.com

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